UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2026

Greenland Mines Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

1300 South Boulevard, Suite D

Charlotte, NC 28203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GRML	The Nasdaq Stock Market LLC
Warrants	GRMLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 28, 2026, Greenland Mines Ltd. (the “Company”) entered into agreements, including a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell and issue, in a direct registered offering (the “Offering”), an aggregate of 1,320,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

The net proceeds to the Company from the Offering are expected to be approximately $17.2 million, after estimated offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offering, together with its existing cash and cash equivalents, for its Greenland mining operations, general corporate uses and for other working capital purposes. Please see “Use of Proceeds” on page S-8 of the prospectus supplement.

The Offering is expected to close on or about September 29, 2026, subject to the satisfaction of customary closing conditions.

The Shares are being offered pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-288533) filed on July 7, 2025 and declared effective on July 25, 2025 by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the investors party thereto, other obligations of the parties and termination provisions.

The foregoing descriptions of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full texts of such document. The form of Purchase Agreement, is filed herewith as 10.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering and expected use thereof. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its Annual Report on Form 10-K filed with the SEC on March 30, 2026, in its Quarterly Reports on Form 10-Q and other SEC reports filed since such Annual Report on Form 10-K, the preliminary prospectus supplement filed with the SEC on August 25, 2026, and the final prospectus supplement filed with the SEC.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Cyruli Shanks & Zizmor, LLP regarding the validity of the securities to be issued in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Also, on September 23, 2026, the Company terminated, as of right, the August 24, 2026 Sales Agreement, by and between, the Company and A.G.P./Alliance Global Partners (“A.G.P.”) related to the sales by A.G.P. of up to $50,000,000 of shares of the Company’s common stock in an “At the Market” program. A total of $1,388,827.04 of the Company’s common shares were sold pursuant to or under the Sales Agreement. The Company has no further obligations or liability under the Sales Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
5.1	Opinion of Cyruli Shanks & Zizmor, LLP
10.1	Form of Securities Purchase Agreement.
23.1	Consent of Cyruli Shanks & Zizmor, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2026	GREENLAND MINES LTD.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

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